Exhibit 99.1

Investors and Media:
Chris Oltmann
(818) 532-3708

Velocity Completes $128 Million Securitization:

Second of 2020 and Fourteenth Securitization Since 2011

Westlake Village, CA – June 15, 2020 – Velocity Financial, Inc. (NYSE: VEL) (“Velocity” or the “Company”), today announced the completion of its second securitization transaction of 2020 (“VCC 2020-2”). VCC 2020-2 included unrated Mortgage-Backed Certificates (the “Certificates”) backed by a portfolio of 30-year investor loans originated through Velocity’s operating platform. The senior Certificate, with a UPB of $96 million and a fixed interest rate of 4.5%, was sold and the remaining Certificates were retained by the Company.

“Completion of the VCC 2020-2 transaction represents a significant milestone in our plan to permanently finance the loans pledged to Velocity’s existing warehouse lines,” said President and CEO, Chris Farrar. “Fixed income markets have strengthened significantly, and we are making good progress toward long-term financing for the remainder of our loans financed with warehouse lines. Rent payment and real estate price trends in the U.S. generally appear to be holding up better than many expected, which we believe helped drive improved sentiment in the beginning of June. We look forward to successfully completing our near-term financing objectives with the goal of restarting loan production activities in the third quarter.”

The Certificates were issued through VCC Mortgage Securities, LLC, a wholly owned subsidiary of Velocity Financial, Inc., through Velocity Commercial Capital, LLC. The transaction closed on June 9, 2020.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that originates and manages investor loans secured by 1-4 unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

Forward-Looking Statements.

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “goal,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to (1) the course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, (3) regulatory and/or legislative changes, (4) our ability to retain and attract loan originators and other professionals, and (5) changes in federal government fiscal and monetary policies.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ‘‘Risk Factors” in the Company’s Form 10-Q filed with the SEC on May 14, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.